Exhibit 99.1

Sunshine Heart Enters Into a $25 Million Common

Stock Purchase Agreement with Aspire Capital Fund, LLC

Eden Prairie, MN  and Sydney, Australia; January 15, 2013: Sunshine Heart, Inc. (NASDAQ:SSH;  ASX:SHC), a global medical device company focused on innovative technologies for moderate heart failure, today announced that it has entered into a common stock purchase agreement with Aspire Capital Fund, LLC.  Under the Purchase Agreement, Aspire Capital has committed to purchase up to $25 million of Sunshine Heart’s common stock from time to time as directed by the Company over two years at prices based on the market price at the time of each sale after the SEC declares a registration statement effective relating to the transaction.  Upon commencement of the funding under the Purchase Agreement, Aspire Capital has also agreed to make an initial investment of $1 million at a price equal to the average of the closing prices of the common stock for the five business days prior to such purchase.

“We are very pleased to have entered this agreement with Aspire Capital Fund as the agreement structure provides us with added financial strength and flexibility,” said Dave Rosa, CEO of Sunshine Heart. “We intend to use this prudently as one of the available tools to raise equity only when it is opportunistic in the marketplace.  This provides the Company with additional security as we conduct our U.S. FDA pivotal and European post-market trials and advance towards commercialization of the C-Pulse System in the U.S. and Europe. Furthermore, we believe Aspire’s commitment, along with their reputation as a long-term, institutional investor, demonstrates confidence in our technology and management team.”

“We are very excited and proud to add Sunshine Heart to our investment portfolio,” said Erik J. Brown, Principal of Aspire Capital.  “Based on the promising 12-month feasibility data announced in late 2012, we strongly believe the C-Pulse System represents a unique and highly differentiated approach to treating heart failure and that it will ultimately provide patients with improved outcomes and quality of life relative to conventional heart failure devices.”

Key aspects of the Purchase Agreement include:

•                  Sunshine Heart will control the timing and amount of any sales of common stock to Aspire and will know the sales price before directing Aspire to purchase shares;

•                  Aspire has no right to require any sales by the Company, but is obligated to make purchases as the Company directs, in accordance with the terms of the Purchase Agreement;

•                  There are no limitations on use of proceeds, financial covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement;

•                  The Purchase Agreement may be terminated by Sunshine Heart at any time, at its discretion, without any additional cost or penalty; and

•                  Sunshine Heart has issued to Aspire Capital common shares as consideration for entering into the purchase agreement.

Under the Purchase Agreement, the Company shall not be permitted to issue, and Aspire Capital shall not be  permitted to purchase, any shares of Common Stock if such issuance would breach the Company’s obligations or be prohibited by the rules and regulations of the Nasdaq Capital Market or the Australian Securities Exchange or otherwise if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially by Aspire Capital and its affiliates would result in the beneficial ownership by Aspire Capital and its affiliates of more than 13.99% of the Company’s outstanding shares of Common Stock or 19.99% if during the term of Purchase Agreement the Company’s securities cease to be listed on ASX.

A more complete and detailed description of the transaction is set forth in the Company’s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The offer and sale of the shares of Sunshine Heart, Inc. common stock issuable under the Purchase Agreement have not been registered under the Securities Act of 1933, as amended.  Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.  Sunshine Heart has agreed to file within ten (10) business days a registration statement on Form S-1, covering the resale of the common stock issued and issuable in accordance with the terms of the agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About the C-Pulse® Heart Assist System

The C-Pulse Heart Assist System, or C-Pulse System, an investigational device in the United States, Canada and countries that do not recognize the CE Mark approval, utilizes the scientific principles of intra-aortic balloon counter-pulsation applied in an extra-aortic approach to assist the left ventricle by reducing the workload required to pump blood throughout the body, while increasing blood flow to the coronary arteries. Operating outside the patient’s bloodstream, the extra-aortic approach of the C-Pulse technology offers greater flexibility, allowing patients to safely disconnect to have intervals of freedom to perform certain activities such as showering.  The C-Pulse System may help maintain the patient’s current condition and, in some cases, reverse the heart failure process, thereby potentially preventing the need for later stage heart failure therapies, such as left ventricular assist devices (LVADs), artificial hearts or transplants.

Caution: Investigational device, limited by Federal (or United States) Law to Investigational use.

About Sunshine® Heart

Sunshine Heart, Inc. (NASDAQ: SSH / ASX: SHC) is an early-stage global medical device company committed to the commercialization of the C-Pulse System, an implantable, non-blood contacting, heart assist therapy for the treatment of moderate to severe heart failure.  The C-Pulse System can be implanted using a minimally invasive procedure and is designed to relieve the symptoms of heart failure through the use of counter-pulsation technology, which enables an increase in cardiac output, an increase in coronary blood flow and a reduction in the heart’s pumping load.  Sunshine Heart has completed an approved U.S. Food and Drug Administration (FDA) feasibility clinical trial of the C-Pulse System and presented the results in November 2011.  In March, 2012, the FDA notified the Company that it could move forward with an investigational device exemption (IDE) application.  Sunshine Heart received unconditional approval from the FDA in November 2012 to initiate its pivotal trial.  In July 2012 Sunshine Heart received CE Mark approval for its C-Pulse System in Europe.  Sunshine Heart is a Delaware corporation headquartered in Minneapolis with a subsidiary presence in Australia.  The Company has been listed on the Australian Securities Exchange (ASX) since September 2004 and on the NASDAQ Capital Market since February 2012.  For more information, please visit www.sunshineheart.com.

About Aspire Capital Fund, LLC

Aspire Capital Fund, LLC is an institutional investor based in Chicago, Illinois, with a fundamental investment approach. Aspire Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs, assumptions and expectations and information currently available to management.  All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our expectations with respect to product development, commercialization efforts and future clinical trial activities and results. These forward-looking statements are subject to numerous risks and uncertainties, including without limitation, the possibility that our clinical trials do not meet their end-points or otherwise fail, that regulatory authorities do not accept our application or approve the marketing of the C-Pulse System, the possibility we may be unable to raise the funds necessary for the development and commercialization of our products, that we may not be able to commercialize our products successfully in the EU and the other risk factors described under the caption “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission and ASX.  You should not place undue reliance on forward-looking statements because they speak only as of the date when made and may turn out to be inaccurate. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements.

##

For further information, please contact:

Media:	Investor:
Laura Forman	Jeff Mathiesen
Blueprint Life Science Group	Chief Financial Officer
T: +1-415-375-3340	Sunshine Heart, Inc.
T: +1-952-345-4200